Sub-Item 77C

DREYFUS NEW YORK MUNICIPALCASH MANAGEMENT

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Meeting of Shareholders of Dreyfus New York Municipal Cash Management (the “Fund”) was held on November 16, 2009.  Out of a total of 1,248,114,999.230 shares (“Shares”) entitled to vote at the Meeting, a total of 321,963,954.660 shares were represented at the Meeting, in person or by proxy.  The meeting was adjourned to December 28, 2009, not having received the required vote of the holders.  The breakdown of the vote is as follows:

                                                              Shares_________________

                                     For                                  Against                               Abstain

1. To approve the amending           269,494,693.660         34,816,390.200          17,652,870.800

Fund’s policy regarding

borrowing

2. To approve the Fund’s               269,494,693.660         34,816,390.200          17,652,870.800

policy regarding lending

3. To permit investment in             283,972,053.120         34,887,183.740            3,104,717.800

other investment companies

NSAR-EXHIBIT 77I-CLASS Z-DPMBF

A Special Meeting of Shareholders of Dreyfus New York Municipal Cash Management (the “Fund”) was held on December 28, 2009.  Out of a total of 1,248,114,999.230 shares (“Shares”) entitled to vote at the Meeting, a total of 367,687,652.070 shares were represented at the Meeting, in person or by proxy.  The meeting was adjourned to February 12, 2010, not having received the required vote of the holders.  The breakdown of the vote is as follows:

                                                              Shares_________________

                                     For                                  Against                               Abstain

1. To approve the amending           313,414,918.970         36,829,550.530           17,443,182.570

Fund’s policy regarding

borrowing

2. To approve the Fund’s               311,592,578.690          38,650,824.920          17,444,248.460

policy regarding lending

3. To permit investment in             326,168,798.690          38,735,727.420             2,783,125.960

other investment companies

NSAR-EXHIBIT 77I-CLASS Z-DPMBF